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                                                                 EXHIBIT T3E (4)

         INSTRUCTION LETTER TO EUROCLEAR, CEDEL AND THEIR PARTICIPANTS
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                        BONDHOLDER COMMUNICATIONS GROUP
                            ------------------------

TO: EUROCLEAR, CEDEL AND THEIR PARTICIPANTS

                   SOLICITATION OF VOTES WITH RESPECT TO THE
                  JOINT PREPACKAGED PLAN OF REORGANIZATION OF

                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.
                     RELATING TO THE FOLLOWING SECURITIES:

SECURITIES OF CITYSCAPE FINANCIAL CORP.                         CUSIP NOS.             ISIN CODES
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
  12 3/4% Series A Senior Notes Due 2004                        178778AF3                 N/A
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  6% Convertible Subordinated Debentures Due 2006               178778AA4             XS0069181740
                                                                178778AB2             XS0065725615
                                                                178778AC0
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  6% Series A Convertible Preferred Stock                          N/A                    N/A
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  6% Series B Convertible Preferred Stock                          N/A                    N/A

                      VOTING DEADLINE: SEPTEMBER 30, 1998

     Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), are soliciting votes with respect to their joint prepackaged plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code, referred to, described in, and attached as an exhibit to the accompanying Solicitation and Disclosure Statement (WHITE) dated August 28, 1998 (the "Solicitation and Disclosure Statement").

                          RECORD DATE: AUGUST 28, 1998

     The Record Date for purposes of determining which holders of the above-referenced securities (the "Securities") are eligible to vote on the Plan is August 28, 1998. Only (i) holders of the Securities in whose name such Securities were registered on the books of Cityscape or its authorized agent on the Record Date, and persons who have obtained properly-completed proxies from such persons, (ii) holders of the Securities in bearer form, and (iii) beneficial owners of the Securities holding such Securities through nominees who
(a) hold such Securities in bearer form, (b) are registered holders of such Securities on the books of Cityscape or its authorized agent on the Record Date, or (c) hold interests in such Securities through Euroclear or Cedel are eligible to cast votes on the Plan and to complete Master Ballots (YELLOW) relating to the Plan, subject to compliance with the procedures set forth below.

     Any holder of Securities who purchased such Securities or whose purchase of such Securities is registered after the Record Date who wishes to vote on the Plan must arrange with his or her seller to receive a proxy from the holder of record on such date, a form of which is included with the Ballot(s) (BLUE) for your convenience.

     ABSTENTIONS WILL NOT BE COUNTED AS VOTES FOR OR AGAINST THE PLAN.
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                      INSTRUCTIONS FOR EUROCLEAR AND CEDEL

DISTRIBUTION OF MATERIALS BY EUROCLEAR OR CEDEL TO PARTICIPANTS

     Euroclear and Cedel should deliver the following materials to each of their participants who are shown on their records as holding a position in any of the Securities as of the Record Date:

     1. The Solicitation and Disclosure Statement (WHITE),

     2. A Ballot (BLUE), and

     3. A copy of these instructions (GOLD), and

     4. A form of letter that their participants may send to the beneficial owners (GREY).

RECEIPT OF CUSTODY INSTRUCTIONS AND TRANSMISSION OF SUMMARIES TO INFORMATION
AGENT

     Euroclear and Cedel should receive from their participants custody instructions that repeat the substance of the information contained in each executed Ballot (BLUE). Euroclear and Cedel should forward summaries of the substance of such custody instructions to the Information Agent, thus confirming the validity of the signed Ballots (BLUE).

     CITYSCAPE URGES EUROCLEAR AND CEDEL TO CONTACT THEIR PARTICIPANTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE (THE "VOTING DEADLINE") AS PROVIDED IN THE SOLICITATION AND DISCLOSURE STATEMENT.

                INSTRUCTIONS FOR EUROCLEAR OR CEDEL PARTICIPANTS

DISTRIBUTION OF MATERIALS BY PARTICIPANTS TO BENEFICIAL OWNERS

     Participants should deliver the following materials to each beneficial owner of the Securities:

     1. The Solicitation and Disclosure Statement (WHITE),

     2. A Ballot (BLUE), and

     3. A form of letter that all participants may send to such beneficial owners (GREY).

     CITYSCAPE URGES ALL PARTICIPANTS TO CONTACT SUCH BENEFICIAL OWNERS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE AS PROVIDED IN THE SOLICITATION AND DISCLOSURE STATEMENT.

BALLOTS RETURNED BY BENEFICIAL OWNERS TO PARTICIPANTS

     With regard to any Ballot(s) (BLUE) returned to participants, participants must:

     1. Retain such Ballot(s) (BLUE) in their files,

     2. Transfer the requested information from each such Ballot (BLUE) onto the accompanying Master Ballot (YELLOW),

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     3. Execute, fax and forward by express courier the original Master Ballot
        (YELLOW) to Bondholder Communications Group (the "Information Agent") at the following address:

                            BONDHOLDER COMMUNICATIONS GROUP
                              30 BROAD STREET, 46TH FLOOR
                               NEW YORK, NEW YORK 10004
                               TELEPHONE: (212) 809-2663
                               FACSIMILE: (212) 422-0790
                                 ATTENTION: JOHN FARR

        so that the original Master Ballot (YELLOW) is received by the Information Agent before the Voting Deadline, and

     4. Send a CUSTODY INSTRUCTION to Euroclear or Cedel, as applicable, that repeats the substance of the information contained in each executed Ballot (BLUE). The instruction should also request that Euroclear or Cedel, as applicable, forward summaries of the substance of such custody instructions to the Information Agent, thus confirming the validity of the signed Ballots (BLUE).

     Cityscape requests that participants retain in their files:

     1. All original Ballots (BLUE) received from the beneficial owners for which they complete a Master Ballot (YELLOW), and

     2. All late or incomplete Ballots (BLUE), if any, received from the beneficial owners until Cityscape notifies participants that the Bankruptcy Court has confirmed the Plan.

                           MISCELLANEOUS INSTRUCTIONS

DELIVERY OF ORIGINAL DOCUMENTS REQUIRED (FACSIMILES ALONE INSUFFICIENT)

     To be counted for purposes of acceptance or rejection of the Plan, the original of the Ballot(s) (BLUE) or Master Ballot (YELLOW) (not merely a facsimile thereof) must be received by the Information Agent no later than the Voting Deadline. The party executing the Ballot (BLUE) should retain a copy of the Ballot (BLUE).

INSTRUCTIONS REGARDING EXCHANGE OF SECURITIES

     If the Plan is confirmed, the Information Agent or the Disbursing Agent (as that term is defined in the Plan) will provide Euroclear and Cedel with instructions and documents, if any, to forward to their participants for effecting the exchange of the existing Securities for the new securities to be issued pursuant to the Plan promptly after the date of confirmation of the Plan.

REIMBURSEMENT OF MAILING EXPENSES

     No fees or commissions or other remuneration will be payable to any Clearing System (as that term is defined in the Plan), participant in such Clearing System, broker, dealer or other person for soliciting Ballots (BLUE) accepting the Plan. Cityscape will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots (BLUE) and other enclosed materials to participants and the beneficial owners of the Securities. Cityscape will also pay all transfer taxes, if any, applicable to your transfer and exchange of Securities pursuant to and following confirmation of the Plan. Such requests for reimbursement should be directed to the Information Agent as indicated above.

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ADDITIONAL INFORMATION

     Requests for ADDITIONAL COPIES OF THE ENCLOSED MATERIALS and any inquiries you may have with respect to the solicitation procedures should be addressed to the Information Agent as indicated above.

                                          Very truly yours,

                                          BONDHOLDER COMMUNICATIONS GROUP on
                                          behalf of CITYSCAPE

                                          By: Robert C. Apfel

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL AUTHORIZE YOU, OR ANY OTHER PERSON, TO ACT ON BEHALF OF, OR AS THE AGENT OF, CITYSCAPE, THE INFORMATION AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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